Exhibit 99.1

Investor Relations Contact:	Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports Third Quarter 2017 Results
DELAWARE, Ohio (August 30, 2017) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, announced third quarter 2017 results.
Third Quarter Highlights (all results compared to the third quarter 2016 unless otherwise noted):

•	Net sales increased by $116.8 million to $961.8 million.

•	Gross profit increased by $10.6 million to $187.1 million.

•
Operating profit increased by $17.9 million to $89.5 million and operating profit before special items[1] increased by $10.6 million to $94.5 million, despite $2.0 million of professional fees related to tax planning expected to generate $3.0 million in recurring savings in fiscal 2017 and an incremental $12 million to $20 million annually, thereafter.

•
Net income of $43.9 million or $0.74 per diluted Class A share compared to net income of $46.1 million or $0.78 per diluted Class A share. The third quarter of 2016 included a one time discrete tax benefit from tax restructuring activities that increased net income per diluted Class A share for the third quarter of 2016 by $0.17 per share.

•
Net income, excluding the impact of special items, of $49.7 million or $0.85 per diluted Class A share compared to net income, excluding the impact of special items, of $53.6 million or $0.91 per diluted Class A share. The third quarter of 2016 included a one time discrete tax benefit from tax restructuring activities that increased net income, excluding the impact of special items, per diluted Class A share for the third quarter of 2016 by $0.17 per share.

•	Interest expense decreased by $6.1 million to $13.7 million due primarily to the repayment of Senior Notes with borrowings under the Company's credit agreement and lower year-over-year debt balances.

•	Cash provided by operating activities decreased by $10.7 million to $89.6 million primarily due to an increase in operating working capital.

•	Free cash flow[2] decreased by $9.5 million due to an increase in operating working capital, partially offset by a $1.2 million decrease in cash paid for properties, plants, and equipment.

•
Modified the guidance range for fiscal year 2017 Class A earnings per share before special items[3] to $2.81 - $2.95 per share, due to ongoing competitive pressures in Asia Pacific, timing of raw material price adjustment mechanisms in customer contracts and our current assessment of a $2.5 million headwind impact related to Hurricane Harvey.

•	Reaffirm guidance for fiscal year 2017 free cash flow of $180.0 million to $200.0 million.
“Greif delivered solid operating and financial results during the fiscal third quarter,” said Greif’s President and Chief Executive Officer, Pete Watson. “Customer service levels continue to improve and our operating profit before special items rose by more than 13 percent year over year. We are on track to achieve our 2017 Transformation commitments and remain confident that consistent execution of our strategy will result in superior value creation for our customers and shareholders.”

1
A summary of all special items that are excluded from operating profit before special items, from net income before special items, and from earnings per diluted Class A share before special items is set forth in the Selected Financial Highlights table following the Dividend Summary in this release.

2	Free cash flow is defined as net cash provided by operating activities less cash paid for purchases of properties, plants and equipment.

3
2017 GAAP Class A Earnings Per Share guidance is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net, non-cash asset impairment charges due to unanticipated changes in the business, restructuring-related activities, non-cash pension settlements or acquisition costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the guidance for fiscal year 2017 Class A earnings per share before special items, a non-GAAP financial measure which excludes gains and losses on the disposal of businesses, timberland and property, plant and equipment, acquisition costs, non-cash pension settlement charges, restructuring and impairment charges, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2017 free cash flow guidance to forecasted net cash provided by operating ctivities, the most directly comparable GAAP financial measure, is included in this release.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Notable Business Highlights
Our three strategic priorities are:

1.	Invest in our people and teams to foster a strong culture of employee engagement and accountability.

2.	Deliver industry leading customer service excellence to achieve superior customer satisfaction and loyalty.

3.	Strive for and realize performance excellence, leading to enhanced free cash flow and value creation.

Our goal is to be the best performing customer service company in industrial packaging in the world. Our consolidated customer satisfaction index (CSI) improved by almost 5 percent versus the prior year quarter, primarily related to improved performance in the Rigid Industrial Packaging & Services (RIPS) and Flexible Products & Services (FPS) segments. From an operational standpoint, the business delivered a solid quarter. RIPS - our largest business segment by revenue and operating profit - generated higher year-over-year sales and profits, but gross profit margin was impacted by the timing of contractual pass through mechanisms that will recover in the coming quarters. Paper Packaging & Services (PPS) - which consists of two paper mills and one of the newest corrugator networks in the containerboard industry - delivered strong volumes, which helped to offset the significant impact of year-over-year raw material inflation. PPS increased sales of specialty products on a year-over-year basis and fully implemented April’s announced containerboard price increase, which will help to expand its profits and margin year-over-year in the fiscal fourth quarter. FPS - the world’s largest producer of industrial flexible intermediate bulk containers - continues to demonstrate improvement. FPS delivered its 7th consecutive quarter of operating profit improvement and recorded higher year-over-year sales.
We hosted our most recent Investor Day during the third quarter. Materials from the event are available on our website at http://investor.greif.com. Highlights from Greif’s Investor Day 2017 include:
•The disclosure of long term 2020 financial targets:

◦	2020 consolidated operating profit before special items range of $425 million - $465 million

◦	2020 free cash flow range of $230 million - $270 million

•	The introduction of Greif’s “Path to Growth” plan, which highlights the process, strategy and acquisition priorities the Company has in place to grow profitability.
Segment Results (all results compared to the third quarter of 2016 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products4 sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The tables below show the percentage impact of each of these items on net sales for our primary products, both including and excluding the impact of divestitures, for the third quarter of 2017 as compared to the third quarter of 2016 for the business segments with manufacturing operations:

Net Sales Impact - Primary Products	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	(0.4)%	—	(1.6)%
Volume	0.4%	8.9%	(1.3)%
Selling Prices and Product Mix	15.6%	10.8%	11.2%
Total Impact of Primary Products	15.6%	19.7%	8.3%

Net Sales Impact - Primary Products, Excluding Divestitures:	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	(0.4)%	—	(1.7)%
Volume	0.4%	8.9%	1.2%
Selling Prices and Product Mix	15.6%	10.8%	11.5%
Total Impact of Primary Products	15.6%	19.7%	11.0%
(4) Primary products are manufactured steel, plastic and fibre drums; intermediate bulk containers; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop flexible intermediate bulk containers.

Rigid Industrial Packaging & Services
Net sales increased by $77.6 million to $674.4 million. Divestitures (all involving non-primary products) and foreign currency translation negatively impacted net sales by $5.5 million and $2.1 million, respectively. Net sales excluding divestitures and foreign currency translation increased by $85.2 million due primarily to a 15.6 percent increase in selling prices on our primary products stemming from strategic pricing decisions and increases in index prices.
Gross profit increased by $5.2 million to $137.0 million. Gross profit improved due to the same factors that impacted net sales along with the tight control over manufacturing and transportation expenses. The third quarter of 2016 gross profit included the recovery of insurance proceeds of $5.2 million under a business interruption policy reflecting business losses incurred during the first nine months of 2016 that was recorded in cost of products sold of a deconsolidated non-core asset group.
Operating profit increased by $8.0 million to $64.7 million. Operating profit before special items increased by $6.7 million to $70.2 million, due primarily to the same factors that impacted gross profit, partially offset by an increase in this segment's share of corporate allocated costs.
Paper Packaging & Services
Net sales increased by $33.8 million to $206.3 million. The increase was due primarily to an increase in volumes in our mills and corrugator facilities and increased sales of specialty products.
Gross profit increased by $1.4 million to $33.7 million. The increase in gross profit was due primarily to volume increases, partially offset by significantly increased input costs.
Operating profit declined by $0.1 million to $19.0 million due to significantly increased input costs and an increase in selling, general and administrative expenses, partially offset by volume increases.
Flexible Products & Services
Net sales increased by $4.0 million to $73.9 million due to strategic pricing decisions and product mix. Divestitures and foreign currency translation negatively impacted net sales by $1.5 million and $1.4 million, respectively.
Gross profit increased by $3.5 million to $13.7 million due primarily due to the same factors that impacted net sales above and a reduction in transportation and manufacturing expenses.
Operating profit increased by $9.0 million to $3.1 million. Operating profit before special items increased by $3.6 million to $2.6 million. The improvement in operating profit before special items was due primarily to the same factors that impacted gross profit.
Land Management
Net sales increased by $1.4 million to $7.2 million primarily due to an increase in timber sales.
Operating profit increased by $1.0 million to $2.7 million due to the same factor that impacted net sales.
Dividend Summary
On August 29, 2017, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. Dividends are payable on October 1, 2017, to stockholders of record at the close of business on September 18, 2017.

GREIF, INC. AND SUBSIDIARY COMPANIES
SELECTED FINANCIAL HIGHLIGHTS
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions, except for per share amounts)	2017	2016	2017	2016
Selected Financial Highlights
Net sales	$961.8	$845.0	$2,670.1	$2,456.0
Gross profit	187.1	176.5	532.3	501.5
Gross profit margin	19.5%	20.9%	19.9%	20.4%
Operating profit	89.5	71.6	212.0	172.0
Operating profit before special items	94.5	83.9	246.1	221.3
EBITDA	116.1	101.2	293.5	261.2
EBITDA before special items	121.1	113.5	327.6	310.5
Cash provided by operating activities	89.6	100.3	105.1	158.0
Free cash flow	64.2	73.7	40.0	86.6
Net income attributable to Greif, Inc.	43.9	46.1	85.3	66.4
Diluted Class A earnings per share attributable to Greif, Inc.	$0.74	$0.78	$1.45	$1.13
Diluted Class A earnings per share attributable to Greif, Inc. before special items	$0.85	$0.91	$1.97	$1.79
Special items
Restructuring charges	$3.9	$10.2	$8.7	$17.9
Acquisition-related costs	—	—	—	0.1
Non-cash asset impairment charges	2.0	4.1	5.9	44.9
Non-cash pension settlement charge	1.0	—	25.6	—
Gain on disposal of properties, plants and equipment and businesses, net	(1.9)	(2.0)	(6.1)	(13.6)
Total special items	$5.0	$12.3	$34.1	$49.3
Total special items, net of tax and noncontrolling interest	5.8	7.5	30.1	38.7
Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$0.11	$0.13	$0.52	$0.66
	July 31, 2017	October 31, 2016	July 31, 2016	October 31, 2015
Operating working capital(5)	$395.6	$304.6	$366.1	$345.4
(5)Operating working capital is defined as trade accounts receivable plus inventories less accounts payable.

Conference Call
The Company will host a conference call to discuss the third quarter of 2017 results on August 31, 2017, at 8:30 a.m. Eastern Time (ET). To participate, domestic callers should call 833-231-8265. The Greif ID is 67803852. The number for international callers is +1-647-689-4110. Phone lines will open at 8:00 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision to become the world’s best performing customer service company in industrial packaging. The Company produces steel, plastic, fibre, flexible, corrugated, and reconditioned containers, intermediate bulk containers, containerboard and packaging accessories, and provides filling, packaging and industrial packaging reconditioning services for a wide range of industries. Greif also manages timber properties in the southeastern United States. The Company is strategically positioned with production facilities in over 40 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) we may not successfully implement our business strategies, including achieving our transformation and growth objectives, (iii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands, (viii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) geopolitical conditions, including direct or indirect acts of war or terrorism, could have a material adverse effect on our operations and financial results, (x) we may encounter difficulties arising from acquisitions, (xi) in connection with acquisitions or divestitures, we may become subject to liabilities, (xii) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xiii) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xiv) full realization of our deferred tax assets may be affected by a number of factors, (xv) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xvi) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xvii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xviii) our business may be adversely impacted by work stoppages and other labor relations matters, (xix) we may not successfully identify illegal immigrants in our workforce, (xx) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxi) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xxii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology (IT) and other business systems, (xxiii) a security breach of customer, employee, supplier or Company information may have a material adverse effect on our business, financial condition and results of operations, (xxiv) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxv) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxvi) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxvii) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxviii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxix) changes in U.S. generally accepted accounting principles (U.S. GAAP) and SEC rules and regulations could materially impact our reported results, (xxx) if the Company fails to maintain an effective system of internal control, the Company may not be able to accurately report financial results or prevent fraud, and (xxxi) the Company has a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions, except per share amounts)	2017	2016	2017	2016
Net sales	$961.8	$845.0	$2,670.1	$2,456.0
Cost of products sold	774.7	668.5	2,137.8	1,954.5
Gross profit	187.1	176.5	532.3	501.5
Selling, general and administrative expenses	92.6	92.6	286.2	280.3
Restructuring charges	3.9	10.2	8.7	17.9
Non-cash asset impairment charges	2.0	4.1	5.9	44.9
Non-cash pension settlement charge	1.0	—	25.6	—
Gain on disposal of properties, plants and equipment, net	(1.1)	(0.7)	(3.9)	(9.5)
Gain on disposal of businesses, net	(0.8)	(1.3)	(2.2)	(4.1)
Operating profit	89.5	71.6	212.0	172.0
Interest expense, net	13.7	19.8	46.7	58.2
Other expense, net	1.4	2.7	8.2	7.4
Income before income tax expense and equity earnings of unconsolidated affiliates, net	74.4	49.1	157.1	106.4
Income tax expense	27.2	3.5	62.0	38.2
Equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.8)	(0.3)	(0.8)
Net income	47.5	46.4	95.4	69.0
Net income attributable to noncontrolling interests	(3.6)	(0.3)	(10.1)	(2.6)
Net income attributable to Greif, Inc.	$43.9	$46.1	$85.3	$66.4
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.74	$0.78	$1.45	$1.13
Class B Common Stock	$1.12	$1.18	$2.17	$1.69
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.74	$0.78	$1.45	$1.13
Class B Common Stock	$1.12	$1.18	$2.17	$1.69
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.8	25.8	25.7
Class B Common Stock	22.0	22.0	22.0	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.8	25.8	25.7
Class B Common Stock	22.0	22.0	22.0	22.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	July 31, 2017	October 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$94.6	$103.7
Trade accounts receivable	453.6	399.2
Inventories	336.8	277.4
Other current assets	240.0	132.0
	1,125.0	912.3
LONG-TERM ASSETS
Goodwill	772.7	786.4
Intangible assets	86.6	110.6
Assets held by special purpose entities	50.9	50.9
Other long-term assets	133.0	120.9
	1,043.2	1,068.8
PROPERTIES, PLANTS AND EQUIPMENT	1,168.5	1,171.9
	$3,336.7	$3,153.0
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$394.8	$372.0
Short-term borrowings	18.3	51.6
Current portion of long-term debt	16.3	—
Other current liabilities	289.7	235.6
	719.1	659.2
LONG-TERM LIABILITIES
Long-term debt	1,033.7	974.6
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	468.1	486.2
	1,545.1	1,504.1
REDEEMABLE NONCONTROLLING INTERESTS	29.8	31.8
EQUITY
Total Greif, Inc. equity	1,032.6	947.4
Noncontrolling interests	10.1	10.5
	1,042.7	957.9
	$3,336.7	$3,153.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$47.5	$46.4	$95.4	$69.0
Depreciation, depletion and amortization	27.7	31.5	89.4	95.8
Asset impairments	2.0	4.1	5.9	44.9
Pension settlement loss	1.0	—	25.6	—
Other non-cash adjustments to net income	(1.1)	(1.0)	(9.9)	(12.3)
Operating working capital changes	(3.8)	0.3	(96.1)	(25.8)
Deferred purchase price on sold receivables	(9.1)	(5.0)	(30.8)	(20.2)
Increase (decrease) in cash from changes in other assets and liabilities	25.4	24.0	25.6	6.6
Net cash provided by operating activities	89.6	100.3	105.1	158.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired	—	—	—	(0.4)
Collection of subordinated note receivable	—	—	—	44.2
Purchases of properties, plants and equipment	(25.4)	(26.6)	(65.1)	(71.4)
Purchases of and investments in timber properties	(1.9)	(1.2)	(7.3)	(4.7)
Purchases of properties, plants and equipment with insurance proceeds	—	(0.8)	—	(4.4)
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	5.7	7.3	13.8	34.7
Proceeds on insurance recoveries	—	—	0.4	6.6
Net cash provided by (used in) investing activities	(21.6)	(21.3)	(58.2)	4.6
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	(38.2)	(37.4)	27.3	(82.0)
Dividends paid to Greif, Inc. shareholders	(24.7)	(24.7)	(73.9)	(74.0)
Other	(0.6)	(7.9)	(4.1)	(15.2)
Net cash used in financing activities	(63.5)	(70.0)	(50.7)	(171.2)
Reclassification of cash to assets held for sale	0.4	—	(5.5)	—
Effects of exchange rates on cash	2.7	(4.3)	0.2	(3.3)
Net increase (decrease) in cash and cash equivalents	7.6	4.7	(9.1)	(11.9)
Cash and cash equivalents, beginning of period	87.0	89.6	103.7	106.2
Cash and cash equivalents, end of period	$94.6	$94.3	$94.6	$94.3

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2017	2016	2017	2016
Net sales:
Rigid Industrial Packaging & Services	$674.4	$596.8	$1,860.2	$1,721.3
Paper Packaging & Services	206.3	172.5	577.9	498.1
Flexible Products & Services	73.9	69.9	210.2	219.0
Land Management	7.2	5.8	21.8	17.6
Total net sales	$961.8	$845.0	$2,670.1	$2,456.0
Operating profit (loss):
Rigid Industrial Packaging & Services	$64.7	$56.7	$148.9	$113.4
Paper Packaging & Services	19.0	19.1	49.6	64.4
Flexible Products & Services	3.1	(5.9)	5.4	(11.9)
Land Management	2.7	1.7	8.1	6.1
Total operating profit	$89.5	$71.6	$212.0	$172.0
EBITDA(6):
Rigid Industrial Packaging & Services	$80.3	$77.2	$198.5	$173.5
Paper Packaging & Services	26.9	27.1	73.4	88.0
Flexible Products & Services	4.9	(5.7)	9.7	(9.0)
Land Management	4.0	2.6	11.9	8.7
Total EBITDA	$116.1	$101.2	$293.5	$261.2
EBITDA before special items:
Rigid Industrial Packaging & Services	$85.8	$84.0	$223.5	$213.4
Paper Packaging & Services	27.5	27.9	83.9	90.2
Flexible Products & Services	4.4	(0.8)	10.6	(0.8)
Land Management	3.4	2.4	9.6	7.7
Total EBITDA before special items	$121.1	$113.5	$327.6	$310.5
(6)EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY GEOGRAPHIC REGION
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2017	2016	2017	2016
Net sales:
United States	$463.7	$400.3	$1,306.2	$1,179.0
Europe, Middle East and Africa	359.4	318.9	970.8	905.9
Asia Pacific and other Americas	138.7	125.8	393.1	371.1
Total net sales	$961.8	$845.0	$2,670.1	$2,456.0
Gross profit:
United States	$97.4	$89.1	$277.1	$260.1
Europe, Middle East and Africa	65.9	66.0	189.5	169.4
Asia Pacific and other Americas	23.8	21.4	65.7	72.0
Total gross profit	$187.1	$176.5	$532.3	$501.5

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING WORKING CAPITAL
UNAUDITED

(in millions)	July 31, 2017	October 31, 2016	July 31, 2016	October 31, 2015
Trade accounts receivable	$453.6	$399.2	$418.1	$403.7
Plus: inventories	336.8	277.4	288.5	297.0
Less: accounts payable	394.8	372.0	340.5	355.3
Operating working capital	$395.6	$304.6	$366.1	$345.4

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED EBITDA(7)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2017	2016	2017	2016
Net income	$47.5	$46.4	$95.4	$69.0
Plus: Interest expense, net	13.7	19.8	46.7	58.2
Plus: Income tax expense	27.2	3.5	62.0	38.2
Plus: Depreciation, depletion and amortization expense	27.7	31.5	89.4	95.8
EBITDA	$116.1	$101.2	$293.5	$261.2
Net income	$47.5	$46.4	$95.4	$69.0
Plus: Interest expense, net	13.7	19.8	46.7	58.2
Plus: Income tax expense	27.2	3.5	62.0	38.2
Plus: Other expense, net	1.4	2.7	8.2	7.4
Less: equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.8)	(0.3)	(0.8)
Operating profit	89.5	71.6	212.0	172.0
Less: Other expense, net	1.4	2.7	8.2	7.4
Less: equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.8)	(0.3)	(0.8)
Plus: Depreciation, depletion and amortization expense	27.7	31.5	89.4	95.8
EBITDA	$116.1	$101.2	$293.5	$261.2
(7) EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT EBITDA(8)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2017	2016	2017	2016
Rigid Industrial Packaging & Services
Operating profit	$64.7	$56.7	$148.9	$113.4
Less: Other expense, net	1.5	1.1	7.4	4.4
Less: equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.8)	(0.3)	(0.8)
Plus: Depreciation and amortization expense	16.8	20.8	56.7	63.7
EBITDA	$80.3	$77.2	$198.5	$173.5
Restructuring charges	3.7	6.9	7.6	11.2
Acquisition-related costs	—	—	—	0.1
Non-cash asset impairment charges	2.0	1.3	5.6	39.8
Non-cash pension settlement charge	0.6	—	15.3	—
Gain on disposal of properties, plants, equipment, and businesses, net	(0.8)	(1.4)	(3.5)	(11.2)
EBITDA before special items	$85.8	$84.0	$223.5	$213.4
Paper Packaging & Services
Operating profit	$19.0	$19.1	$49.6	$64.4
Less: Other income, net	(0.1)	—	(0.1)	—
Plus: Depreciation and amortization expense	7.8	8.0	23.7	23.6
EBITDA	$26.9	$27.1	$73.4	$88.0
Restructuring charges	—	1.1	0.3	1.1
Non-cash asset impairment charges	—	—	—	1.5
Non-cash pension settlement charge	0.4	—	10.1	—
(Gain) loss on disposal of properties, plants, equipment, net	0.2	(0.3)	0.1	(0.4)
EBITDA before special items	$27.5	$27.9	$83.9	$90.2
Flexible Products & Services
Operating profit (loss)	$3.1	$(5.9)	$5.4	$(11.9)
Less: Other expense, net	—	1.6	0.9	3.0
Plus: Depreciation and amortization expense	1.8	1.8	5.2	5.9
EBITDA	$4.9	$(5.7)	$9.7	$(9.0)
Restructuring charges	0.2	2.2	0.8	5.6
Non-cash asset impairment charges	—	2.8	0.3	3.6
Non-cash pension settlement charge	—	—	0.1	—
Gain on disposal of properties, plants, equipment and businesses, net	(0.7)	(0.1)	(0.3)	(1.0)
EBITDA before special items	$4.4	$(0.8)	$10.6	$(0.8)
Land Management
Operating profit	$2.7	$1.7	$8.1	$6.1
Plus: Depreciation, depletion and amortization expense	1.3	0.9	3.8	2.6
EBITDA	$4.0	$2.6	$11.9	$8.7
Non-cash pension settlement charge	—	—	0.1	—
Gain on disposal of properties, plants, equipment, net	(0.6)	(0.2)	(2.4)	(1.0)
EBITDA before special items	$3.4	$2.4	$9.6	$7.7
Consolidated EBITDA	$116.1	$101.2	$293.5	$261.2
Consolidated EBITDA before special items	$121.1	$113.5	$327.6	$310.5

(8)EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW(9)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2017	2016	2017	2016
Net cash provided by operating activities	$89.6	$100.3	$105.1	$158.0
Cash paid for purchases of properties, plants and equipment	(25.4)	(26.6)	(65.1)	(71.4)
Free Cash Flow	$64.2	$73.7	$40.0	$86.6

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2017 GUIDANCE RECONCILIATION
FREE CASH FLOW
UNAUDITED

	Fiscal 2017 Forecast Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$280.0	$315.0
Less: Cash Paid for capital expenditures	(100.0)	(115.0)
Free Cash Flow	$180.0	$200.0

(9)Free Cash Flow is defined as net cash provided by operating activities less cash paid for purchases of properties, plants and equipment.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT OPERATING PROFIT (LOSS) BEFORE SPECIAL ITEMS(10)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2017	2016	2017	2016
Operating profit (loss):
Rigid Industrial Packaging & Services	$64.7	$56.7	$148.9	$113.4
Paper Packaging & Services	19.0	19.1	49.6	64.4
Flexible Products & Services	3.1	(5.9)	5.4	(11.9)
Land Management	2.7	1.7	8.1	6.1
Total operating profit	$89.5	$71.6	$212.0	$172.0
Restructuring charges:
Rigid Industrial Packaging & Services	$3.7	$6.9	$7.6	$11.2
Paper Packaging & Services	—	1.1	0.3	1.1
Flexible Products & Services	0.2	2.2	0.8	5.6
Total restructuring charges	$3.9	$10.2	$8.7	$17.9
Acquisition-related costs:
Rigid Industrial Packaging & Services	$—	$—	$—	$0.1
Total acquisition-related costs	$—	$—	$—	$0.1
Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	$2.0	$1.3	$5.6	$39.8
Paper Packaging & Services	—	—	—	1.5
Flexible Products & Services	—	2.8	0.3	3.6
Total non-cash asset impairment charges	$2.0	$4.1	$5.9	$44.9
Non-cash pension settlement charge:
Rigid Industrial Packaging & Services	$0.6	$—	$15.3	$—
Paper Packaging & Services	0.4	—	10.1	—
Flexible Products & Services	—	—	0.1	—
Land Management	—	—	0.1	—
Total non-cash pension settlement charge	$1.0	$—	$25.6	$—
Gain (loss) on disposal of properties, plants, equipment and businesses, net:
Rigid Industrial Packaging & Services	$(0.8)	$(1.4)	$(3.5)	$(11.2)
Paper Packaging & Services	0.2	(0.3)	0.1	(0.4)
Flexible Products & Services	(0.7)	(0.1)	(0.3)	(1.0)
Land Management	(0.6)	(0.2)	(2.4)	(1.0)
Total gain on disposal of properties, plants, equipment and businesses, net	$(1.9)	$(2.0)	$(6.1)	$(13.6)
Operating profit (loss) before special items:
Rigid Industrial Packaging & Services	$70.2	$63.5	$173.9	$153.3
Paper Packaging & Services	19.6	19.9	60.1	66.6
Flexible Products & Services	2.6	(1.0)	6.3	(3.7)
Land Management	2.1	1.5	5.8	5.1
Total operating profit before special items	$94.5	$83.9	$246.1	$221.3
(10)Operating profit (loss) before special items is defined as operating profit (loss), plus restructuring charges, plus acquisition-related costs, plus non-cash pension settlement charge, plus non-cash impairment charges, less gain on disposal of properties, plants, equipment, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME AND CLASS A EARNINGS PER SHARE BEFORE SPECIAL ITEMS
UNAUDITED
(Dollars in millions, except for per share amounts)

	Income before Income Tax Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax Expense (Benefit)	Equity earnings of unconsolidated affiliates	Non-Controlling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share
Three months ended July 31, 2017	$74.4	$27.2	$(0.3)	$3.6	$43.9	$0.74
Gain on disposal of properties, plants, equipment and businesses, net	(1.9)	(1.3)	—	(0.3)	(0.3)	—
Restructuring charges	3.9	0.5	—	0.1	3.3	0.06
Non-cash asset impairment charges	2.0	—	—	—	2.0	0.04
Non-cash pension settlement charge	1.0	0.2	—	—	0.8	0.01
Excluding Special Items	$79.4	$26.6	$(0.3)	$3.4	$49.7	$0.85

Three months ended July 31, 2016	$49.1	$3.5	$(0.8)	$0.3	$46.1	$0.78
Gain on disposal of properties, plants, equipment and businesses, net	(2.0)	—	—	(0.2)	(1.8)	(0.03)
Restructuring charges	10.2	2.4	—	0.8	7.0	0.12
Non-cash asset impairment charges	4.1	0.4	—	1.4	2.3	0.04
Excluding Special Items	$61.4	$6.3	$(0.8)	$2.3	$53.6	$0.91

Nine months ended July 31, 2017	$157.1	$62.0	$(0.3)	$10.1	$85.3	$1.45
Gain on disposal of properties, plants, equipment and businesses, net	(6.1)	(2.3)	—	—	(3.8)	(0.06)
Restructuring charges	8.7	(2.3)	—	0.4	10.6	0.18
Non-cash asset impairment charges	5.9	—	—	0.1	5.8	0.10
Non-cash pension settlement charge	25.6	8.1	—	—	17.5	0.30
Excluding Special Items	$191.2	$65.5	$0.3	$10.6	$115.4	$1.97

Nine months ended July 31, 2016	$106.4	$38.2	$(0.8)	$2.6	$66.4	$1.13
Gain on disposal of properties, plants, equipment and businesses, net	(13.6)	(2.4)	—	(0.8)	(10.4)	(0.18)
Restructuring charges	17.9	3.4	—	2.6	11.9	0.20
Non-cash asset impairment charges	44.9	6.1	—	1.7	37.1	0.64
Acquisition-related costs	0.1	—	—	—	0.1	—
Excluding Special Items	$155.7	$45.3	$(0.8)	$6.1	$105.1	$1.79

The impact of income tax expense and non-controlling interest on each special item is calculated based on tax rates and ownership percentages specific to each applicable entity. Included in the nine months ended July 31, 2017 restructuring charges special item is a $4.4 million income tax charge due to a change in assertions related to unremitted foreign earnings as a result of the restructuring of our intercompany debt portfolio. The tax rate excluding the impact of special items for the third quarter of 2017 was 33.5 percent.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SELECTED FINANCIAL INFORMATION
EXCLUDING THE IMPACT OF DIVESTITURES
UNAUDITED

	Three months ended July 31,			Nine months ended July 31,
(in millions)	2017	Impact of Divestitures	Excluding the Impact of Divestitures	2017	Impact of Divestitures	Excluding the Impact of Divestitures
Net Sales:
Rigid Industrial Packaging & Services	$674.4	$0.6	$673.8	$1,860.2	$1.8	$1,858.4
Paper Packaging & Services	206.3	—	206.3	577.9	—	577.9
Flexible Products & Services	73.9	—	73.9	210.2	—	210.2
Land Management	7.2	—	7.2	21.8	—	21.8
Consolidated	$961.8	$0.6	$961.2	$2,670.1	$1.8	$2,668.3

Gross Profit:
Rigid Industrial Packaging & Services	$137.0	$0.1	$136.9	$383.3	$0.3	$383.0
Paper Packaging & Services	33.7	—	33.7	101.9	—	101.9
Flexible Products & Services	13.7	—	13.7	39.1	—	39.1
Land Management	2.7	—	2.7	8.0	—	8.0
Consolidated	$187.1	$0.1	$187.0	$532.3	$0.3	$532.0

Operating Profit:
Rigid Industrial Packaging & Services	$64.7	$—	$64.7	$148.9	$0.1	$148.8
Paper Packaging & Services	19.0	—	19.0	49.6	—	49.6
Flexible Products & Services	3.1	—	3.1	5.4	—	5.4
Land Management	2.7	—	2.7	8.1	—	8.1
Consolidated	$89.5	$—	$89.5	$212.0	$0.1	$211.9

Operating profit before special items(11):
Rigid Industrial Packaging & Services	$70.2	$—	$70.2	$173.9	$0.1	$173.8
Paper Packaging & Services	19.6	—	19.6	60.1	—	60.1
Flexible Products & Services	2.6	—	2.6	6.3	—	6.3
Land Management	2.1	—	2.1	5.8	—	5.8
Consolidated	$94.5	$—	$94.5	$246.1	$0.1	$246.0
(11)See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SELECTED FINANCIAL INFORMATION
EXCLUDING THE IMPACT OF DIVESTITURES (CONTINUED)
UNAUDITED

	Three months ended July 31,			Nine months ended July 31,
(in millions)	2016	Impact of Divestitures	Excluding the Impact of Divestitures	2016	Impact of Divestitures	Excluding the Impact of Divestitures
Net Sales:
Rigid Industrial Packaging & Services	$596.8	$6.1	$590.7	$1,721.3	$60.0	$1,661.3
Paper Packaging & Services	172.5	—	172.5	498.1	—	498.1
Flexible Products & Services	69.9	1.5	68.4	219.0	6.5	212.5
Land Management	5.8	—	5.8	17.6	—	17.6
Consolidated	$845.0	$7.6	$837.4	$2,456.0	$66.5	$2,389.5

Gross Profit:
Rigid Industrial Packaging & Services	$131.8	$4.5	$127.3	$358.5	$4.9	$353.6
Paper Packaging & Services	32.3	—	32.3	105.5	—	105.5
Flexible Products & Services	10.2	0.3	9.9	30.3	1.1	29.2
Land Management	2.2	—	2.2	7.2	—	7.2
Consolidated	$176.5	$4.8	$171.7	$501.5	$6.0	$495.5

Operating Profit (loss):
Rigid Industrial Packaging & Services	$56.7	$3.1	$53.6	$113.4	$(18.8)	$132.2
Paper Packaging & Services	19.1	—	19.1	64.4	—	64.4
Flexible Products & Services	(5.9)	0.1	(6.0)	(11.9)	0.3	(12.2)
Land Management	1.7	—	1.7	6.1	—	6.1
Consolidated	$71.6	$3.2	$68.4	$172.0	$(18.5)	$190.5

Operating profit (loss) before special items(12):
Rigid Industrial Packaging & Services	$63.5	$3.3	$60.2	$153.3	$(1.5)	$154.8
Paper Packaging & Services	19.9	—	19.9	66.6	—	66.6
Flexible Products & Services	(1.0)	0.1	(1.1)	(3.7)	0.3	(4.0)
Land Management	1.5	—	1.5	5.1	—	5.1
Consolidated	$83.9	$3.4	$80.5	$221.3	$(1.2)	$222.5
(12)See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
DIVESTITURES AND CURRENCY TRANSLATION
UNAUDITED

	Three months ended July 31,
(in millions)	2017	2016	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$961.8	$845.0	$116.8	13.8%
Impact of Divestitures	0.6	7.6
Net Sales Excluding the Impact of Divestitures	$961.2	$837.4
Currency Translation	(3.6)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$964.8	$837.4	$127.4	15.2%

	Nine months ended July 31,
(in millions)	2017	2016	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$2,670.1	$2,456.0	$214.1	8.7%
Impact of Divestitures	1.8	66.5
Net Sales Excluding the Impact of Divestitures	$2,668.3	$2,389.5
Currency Translation	(35.2)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$2,703.5	$2,389.5	$314.0	13.1%

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
RIGID INDUSTRIAL PACKAGING & SERVICES
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
DIVESTITURES AND CURRENCY TRANSLATION
UNAUDITED

	Three months ended July 31,
(in millions)	2017	2016	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$674.4	$596.8	$77.6	13.0%
Impact of Divestitures	0.6	6.1
Net Sales Excluding the Impact of Divestitures	$673.8	$590.7
Currency Translation	(2.1)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$675.9	$590.7	$85.2	14.4%

	Nine months ended July 31,
(in millions)	2017	2016	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$1,860.2	$1,721.3	$138.9	8.1%
Impact of Divestitures	1.8	60.0
Net Sales Excluding the Impact of Divestitures	$1,858.4	$1,661.3
Currency Translation	(26.4)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$1,884.8	$1,661.3	$223.5	13.5%

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
PRIMARY PRODUCTS(13)
NET SALES TO NET SALES EXCLUDING THE IMPACT OF DIVESTITURES
UNAUDITED

	Three months ended July 31,
(in millions)	2017	2016	Increase in Primary Products Net Sales ($)	Increase in Primary Products Net Sales (%)
Rigid Industrial Packaging & Services
Primary Products Net Sales	$602.6	$521.4
Impact of Divestitures	(0.5)	(0.4)
Primary Products Net Sales Excluding the Impact of Divestitures	$602.1	$521.0	$81.1	15.6%

Paper Packaging & Services
Primary Products Net Sales	$205.8	$171.9
Impact of Divestitures	—	—
Primary Products Net Sales Excluding the Impact of Divestitures	$205.8	$171.9	$33.9	19.7%

Flexible Products & Services
Primary Products Net Sales	$67.0	$61.8
Impact of Divestitures	—	(1.5)
Primary Products Net Sales Excluding the Impact of Divestitures	$67.0	$60.3	$6.7	11.0%

(13)Primary products are manufactured steel, plastic and fibre drums; intermediate bulk containers; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop flexible intermediate bulk containers.